U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 19, 2006

PARAFIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-9071	74-2026624
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)	Identification No.)

5190 Neil Road - Suite 430, Reno, Nevada	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant=s telephone number, including area code: (877) 613-3131

_______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the
Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the
Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-
2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-
4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On April 19, 2006, pursuant to an agreement effective March 31, 2006, the Registrant entered into an Acquisition Agreement (the A Acquisition Agreement@) with Rukos Security Advise AG of Frankfurt an Main, Germany (A Rukos@) As previously reported in its Current Reports on Form 8-K, dated January 13, 2006 and February 13, 2006, Rukos has acted as the Registrant’s advisor in connection with a private placement which raised $6,000,000. Under the Acquisition Agreement, Rukos, which has acquired all of the assets of PC_E, Inc., a privately held Nevada corporation (A PCE@), has agreed to transfer such assets to the Registrant for $6,000,000. The Acquisition Agreement also provides that the agreement between the Registrant and Rukos, dated February 13, 2006 has been terminated. Rukos had acquired 65.1% of PCE’s common stock under such agreement, but was obligated to acquire 100% of PCE’s stock. The acquisition by the Registrant of all of PCE’s assets places the Registrant in a position to operate the business of PCE as though the offer by Rukos had been completed. Rukos had previously raised $6,000,000 for the Registrant in a private placement of securities and that was the source of the funds used in the acquisition.

PCE, whose business in a development stage, has developed and manufactures and markets the “Personal Computer Environment” for the computer workspace (U.S. Patent Pending), a striking C-shaped design which extends one or more LCD monitors directly in front of the user. This places the user in the center of their computing, communications and entertainment devices.

PCE’s innovative design is ergonomically engineered to reduce users susceptibility to repetitive stress injuries and musculoskeletal disorders and, therefore, contributes to decreased employee health care costs and increased productivity. Modular in design, the units can be customized for a broad range of business and entertainment applications that utilize monitors and computers.

On April 20, 2006, the Registrant entered into a one year consulting agreement (the “Consulting Agreement”) withFrancisco Saez relating to Mr. Saez attmepting to secure crude oil contracts for the Registrant in the Russian Federation. The Consulting Agreement provides for Mr. Saez to be compensated through the issuance of 10,000,000 shares of the Registrant’s common stock upon execution and an additional 10,000,000 shares of each 10,000,000 barrels of oil delivered pursuant to contracts introduced and arranged by Mr. Saez up to 100,000,000 barrels of crude oil. The Consulting Agreement provides that the common stock to be issued to Mr. Saez will be issued pursuant to the Registrant’s existing stock plans and pursuant to a Registration Statement on Form S-8. The Consulting Agreement further required that Mr. Saez advise the Registrant of the feasibility of delivery of the crude oil from proposed vendees. The Consulting Agreement provides that all crude oil contracts to be arranged by Mr. Saez and accepted by the Company shall be at $5.00 per barrel below the sales price for the oil.

ITEM 9.01 FINANCIAL STATEMENTS ANS EXHIBITS

(a) Financial Statements of Business Acquired

Not applicable

(b) Pro Forma Financial Information

Not applicable

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

1.            Acquisition Agreement, dated March 31, 2006, by and between the Registrant and Rukos.

2.	Press Release, dated April 24, 2006 (Re: PCE)

3.            Consulting Agreement between the Registrant and Francisco Saez, dated April 24, 2006.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ParaFin Corporation

Dated: April 24, 2006	By:	/s/ Sidney B. Fowlds
Sidney B. Fowlds, President